As filed with the Securities and Exchange Commission on April 10, 1998


                                          Registration No. 333-43809

                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                           ------------------
                            AMENDMENT NO. 4
                                  TO
                               FORM S-3
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                          ------------------

                          CYTOGEN CORPORATION
         (Exact name of registrant as specified in its charter)

             Delaware                               22-2322400
 (State or Other Jurisdiction of                 (I.R.S. Employer
  Incorporation or Organization)                Identification No.)

                         600 College Road East
                     Princeton, New Jersey  08540
                            (609) 987-8200
  (Address, Including ZIP Code, and Telephone Number, Including Area
          Code, of Registrant's Principal Executive Offices)
                          ------------------

                      DONALD F. CRANE, JR., ESQ.
                            VICE PRESIDENT
                         GENERAL COUNSEL AND
                          CORPORATE SECRETARY
                          CYTOGEN CORPORATION
                         600 College Road East
                      Princeton, New Jersey 08540
                            (609) 987-8200
       (Name, Address, Including ZIP Code, and Telephone Number,
              Including Area Code, of Agent for Service)
                          ------------------

                               Copy to:
                       FREDERICK W. KANNER, ESQ.
                         DEWEY BALLANTINE LLP
                      1301 Avenue of the Americas
                     New York, New York 10019-6092
                            (212) 259-8000
                          --------------------

                                 PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS
                 --------------------------------------

Item 14.  Other Expenses of Issuance and Distribution

The estimated expenses in connection with this offering are as follows:

                                                  Amount
                                                to be Paid

SEC registration fee                             $  2,003
Nasdaq registration fee                            17,500
Legal fees and expenses (including
  Blue Sky fees and expenses)                      25,000
Accounting fees and expenses                        2,000
Miscellaneous                                       3,616
                                                 ----------
Total                                             $50,119

Item 15.  Indemnification of Directors and Officers

    The Delaware General Corporation Law (the "DGCL") provides for indemnification of directors, officers, employees and agents, subject to certain limitations (Delaware Code, Title 8 Section 145). Article VII of the Company's By-laws provides that expenses incurred by an officer or director of the Company in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of a final disposition of the action, suit or proceeding upon receipt by the Company of an undertaking by the officer or director that he or she will repay such expenses if it is ultimately determined that he or she is not entitled to indemnification under the DGCL.

    As permitted by Section 102 of the DGCL, the Company's Certificate of Incorporation contains provisions eliminating a director's personal liability for monetary damages to the Company and its stockholders arising from a breach of a director's fiduciary duty except for liability under
Section 174 of the DGCL or liability for any breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction by which the director derived an improper personal benefit. The Company has also entered into indemnification agreements with its directors and officers providing for indemnification and advancements of expenses to the fullest extent permitted under Delaware law.


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

Item 16.  Exhibits and Financial Statement Schedules

No.
---

4.1      Certificate of Designation of 6% Convertible Preferred Stock,
         Series B (1)

5.1      Opinion of Dewey Ballantine LLP.

10.1 Convertible Preferred Stock Purchase Agreement by and between Cytogen Corporation and Southbrook International Investments, Ltd., Westover Investments, L.P., Montrose Investments, L.P., Heracles Fund, Themis Partners, L.P., and Brown Simpson Strategic Growth Fund, Ltd. (1)

10.2 Registration Rights Agreement by and between Cytogen Corporation and Southbrook International Investments, Ltd., Westover Investments, L.P., Montrose Investments, L.P., Heracles Fund, Themis Partners, L.P., and Brown Simpson Strategic Growth Fund, Ltd. (1)

23.1     Consent of Arthur Andersen LLP.

23.2     Consent of Dewey Ballantine LLP (included in Exhibit 5.1)

                         --------------------

(1) Incorporated by reference to the Company's current report on Form 8-K filed on December 22, 1997.


Item 17.  Undertakings

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

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

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the pospectus to provide such interim financial information.

                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 4 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on April 10, 1998.

                                  CYTOGEN CORPORATION

                                  By: /s/ John E. Bagalay, Jr.

                                  Name:  John E. Bagalay, Jr.
                                         President and Chief
                                         Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Signature                             Title                                        Date
---------                             -----                                        ----

/s/  *                           Chairman of the Board                        April 10, 1998
------------------------
William C. Mills III

/s/ John E. Bagalay, Jr.         President and Chief Executive Officer,       April 10, 1998
------------------------         Chief Financial Officer and Director
John E. Bagalay, Jr.

/s/ Jane M. Maida                Chief Accounting Officer                     April 10, 1998
------------------------
Jane M. Maida

/s/ *                            Director                                     April 10, 1998
------------------------
Charles E. Austin

/s/ *                            Director                                     April 10, 1998
------------------------
Ronald J. Brenner

/s/ *                            Director                                     April 10, 1998
------------------------
James A. Grigsby

/s/ *                            Director                                     April 10, 1998
------------------------
Robert F. Hendrickson

/s/ *                            Director                                     April 10, 1998
------------------------
Thomas J. McKearn

/s/ *                            Director                                     April 10,1998
------------------------
Donald E. O'Neill


* /s/  Donald F. Crane, Jr.
---------------------------
Attorney-in-fact

                               EXHIBIT INDEX


Exhibit
Number                 Description                                      Page #
------                 -----------                                      ------
 5.1         Opinion of Dewey Ballantine LLP                              31

23.1         Consent of Arthur Andersen LLP                               33

23.2         Consent of Dewey Ballantine LLP (included in Exhibit 5.1)    31

24.1         Power of Attorney (included on the signature page hereto)    28

                              --------------------


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